Exhibit 24.1
DUKE ENERGY CORPORATION
Power of Attorney
Registration Statement on Form S-8
     The undersigned Duke Energy Corporation, a Delaware corporation and certain of its officers and/or directors, do each hereby constitute and appoint David L. Hauser, Lynn J. Good, Robert T. Lucas III and Julia S. Janson, and each of them, to act as attorneys-in-fact for and in the respective names, places and stead of the undersigned, to execute, seal, sign and file with the Securities and Exchange Commission a registration statement of said Duke Energy Corporation on Form S-8 and any and all amendments thereto, hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.
     Executed as of the 25th day of October, 2007.

DUKE ENERGY CORPORATION (Registrant)
By:	/s/ James E. Rogers
	Name:	James E. Rogers
	Title:	Chairman, President and Chief Executive Officer

SIGNATURE	TITLE

/s/ James E. Rogers	Director and Chairman, President and

James E. Rogers	Chief Executive Officer
(Principal Executive Officer)

/s/ David L. Hauser	Group Executive and Chief Financial Officer

David L. Hauser	(Principal Financial Officer)

/s/ Steven K. Young	Senior Vice President and Controller

Steven K. Young	(Principal Accounting Officer)

/s/ William Barnet III	Director

William Barnet III

/s/ G. Alex Bernhardt, Sr.	Director

G. Alex Bernhardt, Sr.

/s/ Michael G. Browning	Director

Michael G. Browning

/s/ Phillip R. Cox	Director

Phillip R. Cox

/s/ Ann Maynard Gray	Director

Ann Maynard Gray

/s/ James H. Hance, Jr.	Director

James H. Hance, Jr.

/s/ James T. Rhodes	Director

James T. Rhodes

/s/ Mary L. Schapiro	Director

Mary L. Schapiro

/s/ Dudley S. Taft	Director

Dudley S. Taft